Exhibit 99.1
thredUP Announces Fourth Quarter and Full Year 2022 Results
•Quarterly revenue of $71.3 million, representing a 2% decline year-over-year. Fourth quarter gross margin of 63.1% and gross profit decline of 7% year-over-year.
•Full year revenue of $288.4 million, representing 15% growth year-over-year. Full year gross margin of 66.7% and gross profit growth of 8% year-over-year.
•Active Buyers of 1.7 million and Orders of 1.5 million in Q4 2022, representing year-over-year declines of 2% and 8%, respectively. Record annual orders of 6.5 million, representing growth of 22% year-over-year.
•Reached 42 Resale-as-a-Service (RaaS) brand clients by year-end 2022, and continuing to expand the program in 2023 with J. Crew, kate spade new york, and francesca’s.
Oakland, CA — March 6, 2023 — ThredUp Inc. (Nasdaq: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, today announced its financial results for the fourth quarter and full year ended December 31, 2022.
“We are proud to deliver strong Q4 results in what continues to be a highly competitive environment" said thredUP CEO and co-founder James Reinhart. “By investing in growth and rigorously managing expenses, we believe we're well positioned to capture an apparel market recovery as the consumer continues to seek value in 2023.”
Fourth Quarter 2022 Financial Highlights
•Revenue: Total revenue of $71.3 million, a 2% decline year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $45.0 million, representing a decline of 7% year-over-year. Gross margin was 63.1% as compared to 66.1% in the fourth quarter last year.
•Net Loss Attributable to Common Stockholders: GAAP net loss attributable to common stockholders was $19.5 million, or a negative 27.3% of revenue, for the fourth quarter 2022, compared to a GAAP net loss attributable to common stockholders of $17.9 million, or a negative 24.6% of revenue, for the fourth quarter 2021.
•Adjusted EBITDA and EBITDA Margin1: Adjusted EBITDA loss was $5.8 million, or a negative 8.2% of revenue, for the fourth quarter 2022, compared to an Adjusted EBITDA loss of $10.5 million, or a negative 14.5% of revenue, for the fourth quarter 2021.
•Active Buyers and Orders: Active Buyers of 1.7 million and Orders of 1.5 million, representing a decline of 2% and 8%, respectively, over the comparable quarter last year.
1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

Full Year 2022 Financial Highlights
•Revenue: Total revenue of $288.4 million, an increase of 15% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $192.3 million, representing an increase of 8% year-over-year. Gross margin was 66.7% compared to 70.7% last year.
•Net Loss Attributable to Common Stockholders: GAAP net loss attributable to common stockholders was $92.3 million, or a negative 32.0% of revenue, for the full year 2022, compared to a GAAP net loss attributable to common stockholders of $63.2 million, or a negative 25.1% of revenue, for the full year 2021.
•Adjusted EBITDA and EBITDA Margin1: Adjusted EBITDA loss was $43.4 million, or a negative 15.0% of revenue, for the full year 2022, compared to the Adjusted EBITDA loss of $36.5 million, or a negative 14.5% of revenue, for the full year 2021.
•Orders: Record orders of 6.5 million for the full year 2022, growing 22% over 5.3 million for the full year 2021.
Recent Business Highlights
•Resale-as-a-Service® (“RaaS®”): thredUP ended 2022 with 42 client brands and continues to expand its RaaS roster in 2023, launching new programs with J. Crew, kate spade new york, and francesca’s.
•Opened flagship distribution center in Dallas: thredUP brought its newest distribution center online in December 2022. At full capacity, this will increase overall network storage capacity by 150%.
•Released Inaugural Impact Report: thredUP released its inaugural Impact Report in October 2022, which outlines the company's business and brand-aligned environmental, social, and governance (ESG) strategy and details the progress made across initiatives in 2021 against SASB and GRI disclosure frameworks.
Financial Outlook
For the first quarter 2023, thredUP expects:
•Revenue in the range of $71 million to $73 million
•Gross margin in the range of 66.0% to 68.0%
•Adjusted EBITDA loss margin in the range of 12.0% to 10.0%
For the full fiscal year 2023, thredUP expects:
•Revenue in the range of $310 million to $320 million
•Gross margin in the range of 66.0% to 68.0%
•Adjusted EBITDA loss margin in the range of 8.0% to 6.0%
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Consolidated Balance Sheets
(unaudited)

	December 31,
	2022	2021
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$38,029	$84,550
Marketable securities	66,902	121,277
Accounts receivable, net	4,669	4,136
Inventory	17,519	9,825
Other current assets	7,076	8,625
Total current assets	134,195	228,413
Operating lease right-of-use assets	46,153	39,340
Property and equipment, net	92,482	55,466
Goodwill	11,592	12,238
Intangible assets	10,499	13,854
Other assets	7,027	11,515
Total assets	$301,948	$360,826
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,800	$13,336
Accrued and other current liabilities	50,155	45,253
Seller payable	16,166	19,125
Operating lease liabilities, current	6,413	3,931
Current portion of long-term debt	3,879	7,768
Total current liabilities	84,413	89,413
Operating lease liabilities, non-current	48,727	36,997
Long-term debt, net of current portion	25,788	27,559
Other non-current liabilities	3,019	1,123
Total liabilities	161,947	155,092
Commitments and contingencies
Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	551,852	522,161
Accumulated other comprehensive loss	(4,234)	(1,094)
Accumulated deficit	(407,627)	(315,343)
Total stockholders’ equity	140,001	205,734
Total liabilities and stockholders’ equity	$301,948	$360,826

ThredUp Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands, except per share amounts)
Revenue:
Consignment	$37,470	$44,758	$174,994	$186,114
Product	33,848	28,121	113,385	65,678
Total revenue	71,318	72,879	288,379	251,792
Cost of revenue:
Consignment	7,661	10,257	37,015	41,856
Product	18,691	14,434	59,026	31,804
Total cost of revenue	26,352	24,691	96,041	73,660
Gross profit	44,966	48,188	192,338	178,132
Operating expenses:
Operations, product and technology	33,818	36,624	155,642	128,079
Marketing	12,999	15,281	64,369	63,625
Sales, general and administrative	14,538	14,608	61,814	48,814
Total operating expenses	61,355	66,513	281,825	240,518
Operating loss	(16,389)	(18,325)	(89,487)	(62,386)
Interest expense	41	524	805	2,275
Other expense (income), net	3,065	(961)	1,957	(1,565)
Loss before provision for income taxes	(19,495)	(17,888)	(92,249)	(63,096)
Provision for income taxes	4	23	35	80
Net loss attributable to common stockholders	$(19,499)	$(17,911)	$(92,284)	$(63,176)
Loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.18)	$(0.92)	$(0.82)
Weighted-average shares used in computing loss per share attributable to common stockholders, basic and diluted	101,027	97,802	99,817	77,092

ThredUp Inc.
Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands)
Net loss attributable to common stockholders	$(19,499)	$(17,911)	$(92,284)	$(63,176)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	2,840	(729)	(2,418)	(729)
Unrealized gain (loss) on available-for-sale securities	562	(337)	(722)	(365)
Total other comprehensive income (loss)	3,402	(1,066)	(3,140)	(1,094)
Total comprehensive loss attributable to common stockholders	$(16,097)	$(18,977)	$(95,424)	$(64,270)

ThredUp Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
	2022	2021
	(in thousands)
Cash flows from operating activities:
Net loss attributable to common stockholders	$(92,284)	$(63,176)
Adjustments to reconcile net loss attributable to common stockholders to net cash used in operating activities:
Depreciation and amortization	14,033	9,155
Stock-based compensation expense	26,817	12,959
Reduction in carrying amount of right-of-use assets	6,473	3,985
Other	5,593	2,342
Changes in operating assets and liabilities:
Accounts receivable, net	(530)	(1,189)
Inventory	(7,886)	(2,741)
Other current and non-current assets	893	(6,326)
Accounts payable	(3,985)	871
Accrued and other current liabilities	1,752	9,251
Seller payable	(2,945)	5,072
Operating lease liabilities	924	(3,964)
Other non-current liabilities	(960)	(1,258)
Net cash used in operating activities	(52,105)	(35,019)
Cash flows from investing activities:
Purchases of marketable securities	(3,475)	(125,217)
Maturities of marketable securities	55,650	2,800
Purchase of non-marketable equity investment	—	(3,750)
Acquisition of business, net of cash acquired	—	(23,581)
Purchases of property and equipment, net	(43,251)	(19,828)
Net cash provided by (used in) investing activities	8,924	(169,576)
Cash flows from financing activities:
Proceeds from debt, net of discount	391	4,625
Repayment of debt	(6,333)	(4,000)
Proceeds from issuance of Class A common stock, net of underwriting discounts and commissions	—	226,905
Payment of costs for the initial public offering and the follow-on offering	—	(4,729)
Proceeds from exercise of stock options and employee stock purchase plan	4,202	6,506
Tax withholding related to vesting of restricted stock units	(2,196)	(347)
Net cash provided by (used in) financing activities	(3,936)	228,960
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(672)	(64)
Net change in cash, cash equivalents and restricted cash	(47,789)	24,301
Cash, cash equivalents and restricted cash, beginning of period	91,840	67,539
Cash, cash equivalents and restricted cash, end of period	$44,051	$91,840

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands)
GAAP net loss attributable to common stockholders, as reported	$(19,499)	$(17,911)	$(92,284)	$(63,176)
Stock-based compensation expense	6,059	3,570	26,817	12,959
Depreciation and amortization	3,816	3,008	14,033	9,155
Impairment of non-marketable equity investment	3,750	—	3,750	—
Restructuring charges	(14)	—	3,182	—
Interest expense	41	524	805	2,275
Acquisition and offering-related expenses	—	251	274	1,271
Provision for income taxes	4	23	35	80
Change in fair value of convertible preferred stock warrant liability	—	—	—	930
Non-GAAP Adjusted EBITDA loss	$(5,843)	$(10,535)	$(43,388)	$(36,506)

Investors
ir@thredup.com
Media
media@thredup.com
About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With thredUP’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. thredUP has processed over 137 million unique secondhand items from 55,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the first quarter and full year of 2023; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of the COVID-19 pandemic and its varied social and macroeconomic consequences, inflationary pressures, increased interest rates and general global economic uncertainty on consumer behavior and our business; our investments in technology and infrastructure; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or restructuring activities; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; and our ability to attract new Active Buyers.
More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account or purchased in our marketplaces, including through our RaaS® clients. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA and Adjusted EBITDA margin are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies.

A reconciliation is provided above for Adjusted EBITDA to net loss attributable to common stockholders, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA as net loss attributable to common stockholders adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, impairment of non-marketable equity investment, restructuring charges, interest expense, acquisition-related expenses, provision for income taxes, change in fair value of convertible preferred stock warrant liability.

Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA to net loss attributable to common stockholders. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA to net loss attributable to common stockholders because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the first quarter of 2023 and full year 2023, depreciation and amortization is expected to be $4.3 million and $19.9 million, respectively. In addition, for the first quarter of 2023 and full year 2023, stock-based compensation expense is expected to be $8.8 million and $38.8 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss attributable to common stockholders being materially less than is indicated by the currently estimated Adjusted EBITDA margin.